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                                                                  Exhibit 10.15

                             EMPLOYMENT AGREEMENT

   THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 1st day of November, 2002, is entered into by Parthus Technologies plc with its principal place of business at 32-34 Harcourt Street, Dublin 2, Ireland (the "Company"), and Kevin Fielding, residing in Ireland (the "Employee").

   The Company desires to employ the Employee, and the Employee desires to be employed by the Company and perform certain services for its parent, ParthusCeva, Inc. ("Parent"). In consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties agree as follows:

   1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof and until terminated in accordance with the provisions of Section 4 (such period, the "Employment Period").

   The Company reserves the right to pay the Employee's salary in lieu of any period of notice required to be given hereunder and both parties may waive their right to such notice period.

   2. Title; Capacity. The Employee shall serve as President and Chief Executive Officer of Parent or in such other reasonably comparable position as the Company, Parent or Parent's Board of Directors (the "Board") may determine from time to time. The Employee shall be based at the Company's offices in Dublin, Ireland. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to the Employee by, the Board or such officer of the Parent as may be designated by the Board.

   The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to the Employee. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company and Parent during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and/or Parent and any changes therein which may be adopted from time to time.

   3. Compensation and Benefits.

      3.1 Salary. The Company shall pay the Employee, in periodic installments in accordance with the Company's customary payroll practices, an annual base salary of Two Hundred Eighty Thousand Euros ((Euro)280,000) commencing on the Commencement Date. Such salary shall be subject to increase but not decrease thereafter as determined by the Compensation Committee of Parent, at any time. Compensation shall be reviewed no less frequently than annually, but the Compensation Committee shall have no obligation to make any adjustment in any such review.

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      3.2 Provisions Applicable Only if Employee's Primary Place of Employment
   is Israel. The customary working hours at the Company are 43 hours a week and the customary working days are Sunday through Thursday. Since Employee's job is one requiring personal trust, as defined in the Hours of Work and Rest Law, 5711 - 1951, the provisions of this law shall not apply to Employee. From time to time, according to the requirements of Employee's job, Employee will be requested to work in excess of the customary working hours and on Fridays. In such cases Employee will not be paid an increment for overtime. Employee must inform the Company immediately upon Employee's receipt of notice for active reserve duty. Employee's salary for the reserve duty period will be paid to Employee in full as provided herein for the duration of the Agreement, subject to confirmation of Employee's active reserve duty.

      3.3 Fringe Benefits. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate, including, but not limited to, benefits as required by the laws of Ireland or currently offered to the Employee by the Company as indicated on Schedule A to this Agreement.

      3.4 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

      3.5 Withholding. All salary, bonus and other compensation payable to the Employee shall be subject to applicable withholding taxes.

   4. Termination of Employment Period. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

      4.1 At the election of the Company, for Cause as defined in clause (a) below, upon 12 months written notice by the Company to the Employee, which notice shall identify the Cause upon which the termination is based, and opportunity for the Employee to be heard. No notice shall be required for termination for Cause as defined in clauses (b), (c), (d), or (e) below, except to the extent that notice is required by law in the jurisdiction in which the Employee is employed. For the purposes of this Section 4.1, "Cause" shall mean (a) a good faith finding by the Board that the Employee has failed to perform his reasonably assigned duties for the Company or Parent and has failed to remedy such failure within 15 days following written notice from the Company to the Employee notifying him of such failure, (b) the Employee has willfully engaged in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company and/or Parent, (c) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere (or any analogous proceeding) by the Employee to, any crime involving moral turpitude or any felony; (d) the Employee is adjudicated bankrupt or makes any arrangement or composition with the Employee's creditors; or (e) the Employee becomes of

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   unsound mind or is committed as patient for the purposes of any legislation relating to mental health.

      4.2 At the election of the Employee, for Good Reason (as defined below), immediately upon written notice by the Employee to the Company, which notice shall identify the Good Reason upon which the termination is based. For the purposes of this Section 4.2, "Good Reason" for termination shall mean the occurrence, without the Employee's written consent, of any of the events or circumstances set forth in clauses (a) through (e) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if such event or circumstance has been fully corrected and the Employee has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first notice of termination for Good Reason given by the Employee) within 15 days following written notice from the Employee to the Company notifying the Company of such event.

      (a) the assignment to the Employee of duties inconsistent in any material respect with the Employee's position (including status, offices, titles and reporting requirements), authority or responsibilities, or any other action or omission by the Company or Parent which results in a material diminution in such position, authority or responsibilities;

      (b) a reduction in the Employee's annual base salary as set forth in
   Section 3.1 or as may be increased from time to time in accordance with
   Section 3.1, except for a comparable reduction in salary affecting all similarly situated employees;

      (c) the failure by the Company to (i) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation or automobile program or policy) (a "Benefit Plan") in which the Employee participates or which is applicable to the Employee, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the Employee's participation therein (or in such substitute or alternative plan), or in any option plan of the Company or Parent, on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, than the basis existing on the date hereof or as may be agreed from time to time by the Company and the Employee or (iii) award cash bonuses to the Employee in amounts and in a manner substantially consistent with awards to other members of the senior management team in light of the Employee's title and responsibilities;

      (d) a change by the Company in the location at which the Employee performs his principal duties for the Company to a new location that is both
   (i) outside a radius of 60 kilometers from the Employee's principal residence and (ii) more than 35 kilometers from the location at which the Employee performs his principal duties for the Company; or

      (e) any material breach by the Company of this Agreement.

      For purposes of this Agreement, the Employee's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

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      4.3 Upon the death of the Employee.

      4.4 At the election of the Company upon determination by the Board, with not less than 30 days prior written notice, or at the election of the Employee, with not less than 12 months prior written notice, provided that solely for purposes of Section 5.2(b) the date of termination shall be the date such written notice is received by the Employee or the Company, as the case may be.

   5. Effect of Termination.

      5.1 Change in Control. Notwithstanding any provisions hereof to the contrary, in the event that the at-will employment relationship is terminated by the Employee for Good Reason (as defined in Section 4.2) or by the Company, or any acquiring or succeeding corporation, without Cause (as defined in Section 4.1) within 12 months after a Change in Control (as defined below), the provisions of Section 5.2(b) shall apply.

      "Change in Control" shall mean the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Parent, a transaction involving the sale of the voting stock of the Parent or a sale or other disposition of all or substantially all of the assets of the Parent in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock of the Parent immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the resulting or acquiring corporation in such Business Combination in substantially the same proportions as their ownership of the Common Stock of the Parent immediately prior to such Business Combination.

      5.2 Payments Upon Termination.

      (a) In the event the Employee's employment is terminated by the Company pursuant to Section 4.1 or Section 4.3 or by the Employee pursuant to
   Section 4.4, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company, including, but not limited to, any bonus awarded prior to the date of termination that is attributable to the period of employment, even if such bonus is payable after the date of termination. Notwithstanding the date of termination of actual employment of the Employee, in the event that the Employee's employment is terminated by the Employee pursuant to Section 4.4, the Employee shall be entitled to compensation and benefits hereunder through the termination of the notice period. In addition, in the event that the Employee's employment is terminated by the Company pursuant to Section 4.3, the vesting of any options granted to the Employee by Parent shall accelerate in full.

      (b) In the event the Employee's employment is terminated by the Employee pursuant to Section 4.2 or by the Company (including by an acquiring or succeeding corporation following a Change in Control) pursuant to Section 4.4, (i) the Company shall pay to the

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   Employee an amount equal to the compensation to which the Employee would otherwise have been entitled had the Employee remained employed by the Company for 2 years after such termination (based on the Employee's salary as in effect on the date of termination), (ii) the Company shall continue to provide to the Employee medical and pension benefits for two years after such termination and any other benefits as the Company is required to do so by the laws of the jurisdiction in which the Employee is employed (to the extent such benefits can be provided to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof), and (iii) the vesting of any options granted to the Employee by Parent shall accelerate in full. The payment to the Employee of the amounts payable under this Section 5.2(b) shall (i) be contingent upon the execution by the Employee of a release in a form reasonably acceptable to the Company and (ii) constitute the sole remedy of the Employee in the event of a termination of the Employee's employment in the circumstances set forth in this Section 5.2(b).

      5.3 Survival. The provisions of Sections 5.1, 5.2(b) and 6 shall survive the termination of this Agreement.

   6. Non-Competition and Non-Solicitation; Proprietary Information and Developments.

   The Employee shall execute, simultaneously with the execution of this Agreement, or otherwise upon the request of the Company, the Company's customary form of non-disclosure and assignment of inventions agreement and non-competition and non-solicitation agreement.

   7. Other Agreements. The Employee represents that his performance of all the terms of this Agreement and the performance of his duties as an employee of the Company do not and will not breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement). Any agreement to which the Employee is a party relating to nondisclosure, non-competition or non-solicitation of employees or customers is listed on Schedule B attached hereto.

   8. Miscellaneous.

      8.1 Notices. Any notices delivered under this Agreement shall be deemed duly delivered: (i) upon being hand delivered; (ii) six business days after it is sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one business day after it is sent for next-business day delivery via a reputable international overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 8.1.

      8.2 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

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      8.3 Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement, except for those agreements expressly referenced in this Agreement (including the Company's non-disclosure and assignment of inventions agreement and non-competition and non-solicitation agreement referenced in
   Section 6).

      8.4 Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

      8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Ireland (without reference to the conflicts of laws provisions thereof). Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the Republic of Ireland, and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

      8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company's assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

      8.7 Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

      8.8 Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

      8.9 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

      8.10 Statutory Notice. The Employee acknowledges that the foregoing constitutes particulars of his terms and conditions of employment for the purposes of the Terms of Employment (Information) Act, 1994 of the Republic of Ireland.

      8.11 Collective Agreements. There are no collective agreements affecting the terms and conditions of employment of the Employee.

   THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

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   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                           PARTHUS TECHNOLOGIES PLC

                                           By:  /s/ Elaine Coughlan
                                              ---------------------------------

                                           Title:______________________________

                                           EMPLOYEE

                                           /s/ Kevin Fielding
                                           -------------------------------------
                                           Kevin Fielding

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                                  SCHEDULE A

                                Fringe Benefits

Holidays and Vacation:        In addition to all public holidays, Employee will
                              be entitled to 30 days annual leave during each completed calendar year, which includes any shut-down period that may occur at Christmas or Easter, holidays to be taken by pre-arrangement with the Company.

Accumulated Vacation
and Sick Days:

Performance Bonus:            Employee will be entitled to such bonuses as may
                              be awarded by the Compensation Committee of the Board of Directors of the Company in its sole discretion.

The following provisions apply only if the Employee's primary place of employment is Ireland:

Pension Program:              The Company will contribute to a pension plan
                              equivalent to 15% of Employee's salary, providing retirement, death, disability and other benefits.
                              Employee may make further personal contribution up to an additional 20% of gross salary. Such contributions are fully tax deductible at Employee's higher rate of tax.

VHI: The Company operates a group VHI scheme which offers Plan E to all employees employed in Ireland. Contributions are made directly by the Company.

Sick Leave:                   Employee is entitled to sick leave in accordance
                              with the terms as authorized from time to time by the Company.

The following provisions apply only if the Employee's primary place of employment is Israel:

Pension Fund:                 The Company will allocate to the pension fund, a
                              provident fund or to Manager's Insurance, as Employee shall choose, out of the salary as specified in Section 3 of the Agreement, up to the maximum allowed by law, in accordance with the following breakdown:

                              (i) 8.33% of the salary on account of severance pay--at the Company's expense;
                              (ii) 5% of the salary on account of benefits--at the Company's expense;
                              (iii) 5% of the salary on account of benefits--at Employee's expense; and

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                              (iv) Inability to work insurance at the Company's
                              expense and in accordance with the Company's procedures.

                              The Company's allocations to Manager's Insurance are made in lieu of any other obligation to pay severance or make allocations to a pension fund.

                              Employee's agreement to the allocation made in this section absolves the Company from the need to contact the Minister of Labor in order to obtain his approval in accordance with clause 14 of the Severance Pay Law. However, should the need arise to contact the Minister of Labor and obtain a suitable permit, Employee's signature on this Agreement shall constitute Employee's consent allowing the Company to contact the Minister of Labor in Employee's name in order to obtain a permit. If, in the future, the Company is compelled by law and/or by an order of expansion that applies to the entire economy, to allocate funds to an arrangement or to a comprehensive or other pension fund, this allocation will be made to the new arrangement or fund that will be in force instead of the arrangement in this agreement, unless subject to the regulations of the appropriate fund.

Sick Leave:                   Employee shall be entitled to 30 days of sick
                              leave per year, with a maximum accumulation of 90 days of sick leave. Employee's entitlement to sick leave is conditioned upon proper medical certification of an illness. Employee shall not be entitled to receive pay in lieu of taking sick leave.

Study Fund:                   During the period of Employee's employment at the
                              Company, the Company will make allocations to a Study Fund in the amount of 7.5% of Employee's salary up to the maximum allowed by law, at the Company's expense, and 2.5% of Employee's salary up to the maximum allowed by law, at the Employee's expense.

Car: Employee will be given the use of a Company car as of the commencement of Employee's employment. All expenses for the car will be paid by the Company, apart from a payment for the value of the use of the car, which will be paid by Employee, and will be deducted by the Company from Employee's monthly salary.

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                                  SCHEDULE B

                               Prior Agreements

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